Exhibit 99.1

PRECISION INDUSTRIES, INC.

FINANCIAL STATEMENTS,

SUPPLEMENTAL SCHEDULE AND

INDEPENDENT AUDITORS’ REPORT

December 31, 2019 and 2018

PRECISION INDUSTRIES, INC.

TABLE OF CONTENTS

Page
Independent Auditors’ Report	1 - 2
Balance Sheets	3
Statements of Operations	4
Statements of Changes in Stockholders' Equity	5
Statements of Cash Flows	6
Notes to Financial Statements	7 - 13

420 Ft. Duquesne Blvd., Ste. 1900, Pittsburgh, PA  15222

Tel:  412-281-8771 | Fax:  412-281-7001

info@louisplung.com | www.louisplung.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

and Stockholders of

Precision Industries, Inc.

We have audited the accompanying financial statements of Precision Industries, Inc. (a Pennsylvania corporation), which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Precision Industries, Inc. as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information

Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole.  The accompanying Schedule I - Financial Highlights is presented for purposes of additional analysis and is not a required part of the financial statements.  Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements.  The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America.  In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Pittsburgh, Pennsylvania

April 3, 2020

PRECISION INDUSTRIES, INC.

BALANCE SHEETS

(dollars in thousands, except per share amounts)

	December 31, 2019	December 31, 2018

Assets
Cash	$150	$151
Trade receivables, net of allowance for uncollectible accounts of $40	3,758	3,892
Inventory	25,365	24,440
Prepaid expenses	234	278
Total current assets	29,507	28,761

Property, plant and equipment
Land	87	87
Buildings and improvements	2,368	2,173
Plant equipment	16,890	15,757
Office renovations and equipment	2,831	2,831
Computer software	1,246	1,246
	23,422	22,094
Less accuulated depreciation	18,763	17,572
Net property, plant and equipment	4,659	4,522

Other assets
Deposits on equipment	614	199
Cash surrender value - life insurance	261	217
Other assets	279	123
Deferred state income taxes	5	14
Total other assets	1,159	553
Total assets	$35,325	$33,836

Liabilities and Stockholder's Equity
Liabilities:
Accounts payable	$1,695	$840
Accrued expenses	477	489
Bank line-of-credit	10,117	11,183
Current portion of long-term debt	863	345
Current portion of capital lease obligations	12	25
Total current liabilities	13,164	12,882

Long-term debt, net of current portion	—	863
Lease obligation long term - capital leases	25	36
Deferred federal income taxes	713	683
Total liabilities	13,902	14,464

Commitments and contingencies

Stockholder's equity:
Class A common stock (voting) - $0.10 par value, 1,000,000 shares authorized, 116,579 shares issued and outstanding at December 31, 2019 and 2018	12	12
Class B common stock (nonvoting) - $0.10 par value, 500,000 shares authorized, 29,806 shares issued and outstanding at December 31, 2019 and 2018	3	3
Paid in capital	865	865
Treasury stock Class A common stock (voting), 82,756 shares at December 31, 2019 and 2018	(2,462)	(2,462)
Treasury stock Class B common stock (nonvoting), 22,711 shares at December 31, 2019 and 2018	(707)	(707)
Retained earnings	23,712	21,661
Total stockholder's equity	21,423	19,372
Total liabilities and stockholder's equity	$35,325	$33,836

The accompanying notes are an integral part of these financial statements.

PRECISION INDUSTRIES, INC.

STATEMENTS OF OPERATIONS

(dollars in thousands, except per share)

	December 31, 2019	December 31, 2018
Revenues	$41,436	$45,869
Cost of revenues	32,850	34,354
Gross profit	8,586	11,515

Operating expenses:
Sales, general and administrative expenses	5,371	5,674
Total operating expenses	5,371	5,674
Operating income (loss)	3,215	5,841
Other (expense) income:
Interest expense, net	(440)	(509)
Total other (expense) income, net	(440)	(509)
Income before provision for income taxes	2,775	5,332
Provision for income taxes	724	1,247
Net income	$2,051	$4,085

Net income per weighted average number of shares Class A and B of common stock outstanding	$50.13	$99.80

Weighted average number of shares Class A and B of common stock outstanding	40,918	40,928

The accompanying notes are an integral part of these financial statements.

PRECISION INDUSTRIES, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(dollars in thousands)

	Common Stock			Treasury Stock
	Class A	Class B	Paid-In Capital	Class A	Class B	Retained Earnings	Total Equity
Balance, December 31, 2017	$12	$3	$865	$(2,437)	$(707)	$17,576	$15,312
Purchase of Class A common stock	—	—	—	(25)	—	—	(25)
Net income	—	—	—	—		4,085	4,085
Balance, December 31, 2018	12	3	865	(2,462)	(707)	21,661	19,372
Net income	—	—	—	—	—	2,051	2,051
Balance, December 31, 2019	$12	$3	$865	$(2,462)	$(707)	$23,712	$21,423

The accompanying notes are an integral part of these financial statements.

PRECISION INDUSTRIES, INC.

STATEMENTS OF CASH FLOW

(dollars in thousands)

	December 31, 2019	December 31, 2018
OPERATING ACTIVITIES:
Net loss	$2,051	$4,085
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,208	1,110
Change in deferred tax	39	74
Change in cash surrender value - life insurance	(44)	(89)
Change in other	(155)	(5)
Changes in assets and liabilities:
Trade receivables	133	(246)
Inventories	(924)	(1,234)
Income taxes receivable	77	161
Prepaid expenses	(33)	(24)
Accounts payable	855	(875)
Accrued liabilities	(12)	(118)
Net cash provided by (used in) operating activities	3,195	2,839

INVESTING ACTIVITIES:
Deposits on property and equipment	(414)	(199)
Purchase of property and equipment	(1,347)	(1,268)
Net cash used in investing activities	(1,761)	(1,467)

FINANCING ACTIVITIES:
Purchase of common stock	—	(25)
Payments on long-term debt	(345)	(345)
Payment of capital lease obligations	(24)	(70)
Net borrowings (payment) on line of credit	(1,066)	(933)
Net cash provided by (used in) financing activities	(1,435)	(1,373)

INCREASE IN CASH	(1)	(1)
CASH, beginning of period	151	150
CASH, end of period	$150	$151

The accompanying notes are an integral part of these financial statements.

PRECISION INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

(dollars in thousands, except per share)

1.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business - Precision Industries, Inc. (the “Company”), with facilities in Washington, PA and Bolingbrook, IL, is a producer of precision ground flat stock, machined tool steel plates, and mold quality steels.  The Company sells to customers throughout the United States as well as Canada and Mexico.

Basis of Accounting - It is the policy of the Company to prepare the financial statements on the accrual basis of accounting.  As such, income is recognized when earned, and expenses and the related liabilities are recognized when incurred and not when paid.

Estimates and Uncertainties - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from these estimates.

Cash and cash equivalents - The Company considers all deposits with maturities of three months or less to be cash equivalents.

Allowance for Uncollectible Accounts - The Company provides an allowance for estimated losses on uncollectible accounts receivable.  The allowance is based upon historical data and management's evaluation of the accounts receivable balances at year end.  If amounts become uncollectible, they will be charged to operations when that determination is made. The allowance for uncollectible accounts was $40 as of December 31, 2019 and 2018.

Inventories – Inventory is stated at the lower of cost or net realizable value using the first-in, first-out (FIFO) method. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Cost of manufacturing includes materials, labor, and applicable overhead. Inventories consist primarily of high grade steel plates and ground flat stock.

Property, Plant and Equipment - Property, plant and equipment are stated at cost, which is closely approximated to the fair value.  Expenditures for maintenance and repairs are charged to income as incurred.  Additions, improvements and major replacements are capitalized. The cost and accumulated depreciation related to assets sold or retired are removed from the accounts and any gain or loss is credited or charged to income.

For financial reporting purposes, depreciation is primarily provided on the straight-line method over the estimated useful lives of depreciable assets, based on the following:

Buildings and improvements	20 - 45 years
Plant equipment	7 - 15 years
Office renovations and equipment	3 - 15 years
Computer software	7 years

Leasehold improvements are depreciated on a straight-line basis over the useful life of the improvement or the term of the lease, whichever is shorter.  Depreciation expense was $1,208 and $1,110 for the years ended December 31, 2019 and 2018, respectively.

Impairment of Long-lived Assets - Management of the Company considers the valuation and depreciation of property, plant and equipment.  Management considers both the current and future levels of undiscounted cash flow generated by the Company and the continuing value of property, plant and equipment to determine when and if an impairment has occurred.  Any write-downs due to impairment are charged to operations at the time the impairment is identified.  No such write-downs due to impairment have been recorded in 2019 and 2018.

PRECISION INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

(dollars in thousands, except per share)

Concentration of Risk – The Company maintains its cash and cash equivalents with one financial institution as of December 31, 2019 and 2018. The account is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250 in coverage. The balance in this account may, at times, exceed the federally insured limits. The Company has not experienced any losses on the deposits and management believes the Company is not exposed to any significant credit risk related to this account.

The Company sold products to one customer that individually exceeds 10% of the total sales. During the years ended December 31, 2019 and 2018, total sales related to that customer were approximately $7,553 and $9,559, respectively. Amounts receivable from this customer included in accounts receivable at December 31, 2019 and 2018 were approximately $133 and $346, respectively.

The Company purchases from three suppliers that individually exceed 10% of total purchases. During the years ended December 31, 2019 and 2018, total purchases related to those suppliers aggregated approximately $12,190 and $18,240, respectively. Amounts payable to those suppliers included in accounts payable at December 31, 2019 and 2018 were approximately $1,095 and $3, respectively.

Substantially all of the Company’s hourly employees are covered by collective bargaining agreements. Employees at the Washington, PA facility are represented by the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union under a collective bargaining agreement through December 2020. Employees at the Bolingbrook, IL facility are represented by the International Association of Machinists and Aerospace Workers under a collective bargaining agreement through April 30, 2021.

Advertising – The Company has incurred costs for non-direct response advertising in the amounts of $40 and $82 for 2019 and 2018, respectively.  It is the Company’s policy to expense these costs as incurred.

Income Taxes - The Company records income taxes in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740 “Income Taxes”. ASC 740 requires an asset and liability approach for financial reporting purposes.  Deferred income taxes are provided for differences between the tax bases of assets and liabilities and the financial reporting amounts at the end of the period, and for net operating loss and tax credit carryforwards available to offset future taxable income.  Changes in enacted tax rates or laws result in adjustments to recorded deferred tax assets and liabilities in the periods in which the tax laws are enacted or tax rates are changed.

In addition, ASC 740 clarifies the accounting for uncertainty in tax positions and requires that a company recognize in its financial statements the impact of a tax position, only if it is more likely than not of being sustained upon examination, based on the technical merits of the position.  The Company recognized no material adjustments to the liability for unrecognized income tax benefits.

The Company’s policy regarding the classification of interest and penalties recognized in accordance with ASC 740 is to classify them as income tax expense in its financial statements, if applicable.

The Company is subject to routine audits by tax jurisdictions; however, there are currently no audits for any tax periods in progress.

Revenue Recognition – In accordance with FASB ASC Topic 606, “Revenue from Contracts with Customers”, the Company recognizes revenue when obligations under the terms of a contract with the customer is satisfied. Generally, this occurs upon shipment of the goods to their customer.

Freight Costs - Freight costs associated with acquiring inventories are charged to cost of goods sold when incurred.  Freight costs for delivering products to customers are included in revenues from sales at the time the goods are shipped.

Recent Accounting Standard Updates – The FASB issued new ASUs addressing various accounting and reporting standards that became effective in current or subsequent reporting periods.  Management has determined based on their review that the following ASUs issued recently may be applicable to the Company.  As new ASUs are released, Management will assess if they are applicable and if they are applicable, their affect will be included in the notes to the financial statements.

PRECISION INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

(dollars in thousands, except per share)

In February 2016, the FASB issued ASU 2016-02, “Leases”, which significantly changes the accounting for a lessee. Under previous guidance, lessees did not have to record a lease it designated as operating on its balance sheet. Under the new guidance, a lessee must record a liability for lease payments (referred to as the lease liability) and an asset for the right to use the leased asset during the lease term (referred to as the right of use asset) for all leases, regardless of whether they are designated as finance or operating leases.  If a lessee has a lease with a term of 12 months or less, it may make an accounting policy election (by leased asset class) not to recognize lease assets or lease liabilities. This election generally requires the lessee to recognize lease expense on a straight-line basis over the lease term.  ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018 for public entities, not-for-profit entities that have issued (including conduit bond obligors) securities that are traded, listed, or quoted on an exchange or an over-the-counter market, and employee benefit plans that file financial statements with the United States Securities and Exchange Commission (SEC).  All other entities must apply the ASU to annual periods beginning after December 15, 2020, and interim periods beginning after December 15, 2021. Any entity may early adopt the ASU. Management has determined that when this guidance is adopted the impact will be properly reflected in the financial statements and notes thereto.

2.INVENTORIES

Inventories by major components at December 31, 2019 and 2018 are as follows:

	December 31, 2019	December 31, 2018
Inventory, net
Raw materials	$7,251	$9,876
Work in progress	1,426	669
Finished goods	16,630	13,837
In-transit (finished)	58	58
	$25,365	$24,440

3.LINE OF CREDIT

The Company has a line of credit agreement with its principal bank.  On December 1, 2017, the Company amended its credit agreement, which increased the maximum amount of borrowings from $16,000 to $17,000 and extended its maturity date to August of 2020, at which all outstanding principal and interest is due. The balance on the line of credit as of December 31, 2019 and 2018 was $10,117 and $11,18, respectively. The interest rate depends on the type of loan the Company selected at the time of requesting the borrowings, a base rate loan or LIBOR loan as outlined below:

Fixed Charge Coverage Ratio	Base Rate Loan	LIBOR Loan
Greater than 1.10 to 1.00 but less than or equal to 1.40 to 1.00	Prime rate plus 1.00%	LIBOR plus 2.25%
Greater than 1.40 to 1.00 but less than or equal to 1.75 to 1.00	Prime rate plus 0.75%	LIBOR plus 2.00%
Greater than 1.75 to 1.00	Prime rate plus 0.50%	LIBOR plus 1.75%

The prime and LIBOR lock-in rates were 5.25% (Prime rate of 4.75% plus 0.50%) and 3.49% (LIBOR rate of 1.74% plus 1.75%), respectively, at December 31, 2019. The prime and LIBOR lock-in rates were 6.00% (Prime rate of 5.50% plus 0.50%) and 4.27% (LIBOR rate of 2.52% plus 1.75%), respectively, at December 31, 2018. For the years ended December 31, 2019 and 2018, the line of credit incurred interest at the LIBOR rate for $8,750,000 and $10,000,000, respectively, of the outstanding balance and the remaining balance incurred interest at the base rate.

The line of credit is secured by substantially all the assets of the Company as defined in the Security and Loan Agreement dated December 1, 2017.

The Company is required to maintain certain covenants, ratios and reporting requirements with its primary bank as defined in the Security and Loan Agreement. For the years ended December 31, 2019 and 2018, the Company was in compliance with all of its bank covenants.

PRECISION INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

(dollars in thousands, except per share)

4.LONG-TERM DEBT

The Company holds two term loans with its principal bank. On December 1, 2017, the loan agreement was amended and restated and the new outstanding amounts for the two loans were $1,000 and $610, respectively. The amended agreement extended the maturity dates on the two loans to August 3, 2020 and February 3, 2020, respectively, at which time all outstanding principal and interest is due. The interest rate depends on the type of loan the Company selected at the time of requesting the borrowings, a base rate or LIBOR loan as outlined below:

Fixed Charge Coverage Ratio	Base Rate Loan	LIBOR Loan
Greater than 1.10 to 1.00 but less than or equal to 1.40 to 1.00	Prime rate plus 1.00%	LIBOR plus 2.50%
Greater than 1.40 to 1.00 but less than or equal to 1.75 to 1.00	Prime rate plus 0.75%	LIBOR plus 2.25%
Greater than 1.75 to 1.00	Prime rate plus 0.50%	LIBOR plus 2.00%

The prime and LIBOR rates were 5.25% (Prime rate of 4.75% plus 0.50%) and 3.74% (LIBOR rate of 1.74% plus 2.00%), respectively, at December 31, 2019. The prime and LIBOR rates were 6.00% (Prime rate of 5.50%, plus 0.50%) and 4.52% (LIBOR rate of 2.52% plus 2.00%) respectively, at December 31, 2018. For the year ended December 31, 2019, Term Loans 1 and 2 incurred interest at the LIBOR rate for the outstanding loan balances of $725 and $130, respectively, and the remaining balances incurred interest at the base rate. For the year ended December 31, 2018, Term Loans 1 and 2 incurred interest at the LIBOR rate for the outstanding loan balances of $825 and $350, respectively, and the remaining balances incurred interest at the base rate.

The Company is required to maintain certain covenants, ratios and reporting requirements with its principal bank as defined in the Loan and Security Agreement. For the years ended December 31, 2019 and 2018, the Company was in compliance with all of its bank covenants.

Long-term debt at December 31, 2019 and 2018 consisted of the following:

	December 31, 2019	December 31, 2018
Term Loan 1: Payable in monthly installments of $10 plus interest; maturing on August 3, 2020 at which time all outstanding principle and interest is due.	$729	$854
Term Loan 2: Payable in monthly intallements of $18 plus interest; maturing of February 3, 2020, at which time all outstanding principle and interest is due.	134	354
Total notes payable	863	1,208
Less current portion	(863)	(345)
Long-term portion	$—	$863

5.CAPITAL LEASES

The Company entered into lease agreements for machinery and equipment under separate agreements classified as capital leases. The cost and accumulated depreciation for this machinery and equipment as of December 31, 2019 and 2018 are as follows:

	December 31, 2019	December 31, 2018
Cost	$68	$185
Accumulated depreciation	(24)	(96)
	$44	$89

The cost and accumulated depreciation of the equipment are included in amounts reported as property, plant and equipment and accumulated depreciation on the balance sheet.  Depreciation for the equipment during the years ended December 31, 2019 and 2018 were included in amounts reported as depreciation expense on the statements of operations.

PRECISION INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

(dollars in thousands, except per share)

The following is a schedule of future minimum lease payments under the capital lease agreements together with the present value of the net minimum lease payments as of December 31, 2019:

December 31, 2019
Total minimum lease payments	$41
Less amount representing interest	(4)
Present value of future minimum payments	37
Less current portion due within in one year	(12)
$25

Maturities of capital lease obligations are as follows as of December 31, 2019:

2020	$12
2021	12
2022	13
$37

6.OPERATING LEASES

The Company has various commitments under noncancelable operating lease agreements, which expire at various dates through January 2026.  The leases are expected to be renewed or replaced as they expire.  Total rental expense was $242 and $232 for the years ended December 31, 2019 and 2018, respectively.

At December 31, 2019, future minimum rental payments due under operating leases are as follows:

	Building	Equipment	Total
2020	$171	$55	$226
2021	172	55	227
2022	177	36	213
2023	181	3	184
2024	186	—	186
Thereafter	206	—	206
Total	$1,093	$149	$1,242

7.INCOME TAXES

The Company’s provision for income taxes consists of the following at December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Current provision:
Federal	$537	$1,006
State	148	167
	685	1,173
Deferred provision liability	39	74
Total income tax provision	$724	$1,247

PRECISION INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

(dollars in thousands, except per share)

Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to a net deferred income tax liability relate to the following as of December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Deferred income tax assets (liabilities):
Accounts receivable, due to allowance for doubtful accounts	$9	$9
Accrued expenses, due to expenses not yet deductible for income tax purposes	17	18
Inventory capitalization	61	23
Property & equipment - due to differences in depreciation for state	50	39
Property & equipmnet - due to differences in depreciation for federal	(845)	(758)
Net deferred income tax liability	(708)	(669)
State deferred income tax asset	5	14
Net federal deferred income tax liability	$(713)	$(683)

Management is of the opinion that the deferred tax assets will be fully realizable in future periods. Accordingly, no valuation allowance has been established.

The Company’s provision for income taxes differs from applying the statutory U.S. federal income tax rate to income before income taxes. The primary differences result from providing for state income taxes and from deducting certain expenses for financial statement purposes but not for federal income tax purposes.

8.DEFINED CONTRIBUTION PLANS

The Company maintains a 401(k) Profit Sharing Plan available to all eligible employees.  To be eligible for the Plan, the employee must be at least 21 years of age and have completed one year of employment, which is defined as at least 1,000 hours.  The Plan includes a deferral provision, whereby a participant may elect to contribute eligible compensation, up to the maximum limits allowed by the IRS.  The Company’s discretionary contributions are determined by the Board of Directors.  The Board authorized contributions to the Plan of $83 and $96 for the years ended December 31, 2019 and 2018, respectively.

The Company maintains an additional 401(K) Plan, United Steel Workers Local 8824 Hourly Pension Plan to eligible employees as required by their union contract.  To be eligible for the Plan, the employee must have completed three months of employment.  The Plan includes a deferral provision, whereby a participant may elect to contribute eligible compensation, up to the maximum limits allowed by the IRS. No employer contributions are required or were made during the years ended December 31, 2019 or 2018 under this agreement.

In accordance with their collective bargaining agreements (see Note 1), the Company is also required to make employer contributions into 3rd party defined contribution plans on behalf Washington, PA and Bolingbrook, IL union employees as defined in the respective agreements. Total employer contributions for Washington, PA union employees were approximately $76 and $84 for the years ended December 31, 2019 and 2018, respectively. Total employer contributions for Bolingbrook, IL union employees were approximately $16 and $15 for the years ended December 31, 2019 and 2018, respectively.

9.	CONTINGENCIES

The Company has a self-insurance program for medical coverage for its employees. The Company limited its exposure per covered individual to $75 and $70, in 2019 and 2018, respectively, through the use of stop-loss policies from reinsurers. The Company’s aggregate annual loss limitation was based on a formula that considers, among other things, the total number of employees and historical expenses. Total amount accrued for health insurance is $124 and $137 as of December 31, 2019 and 2018, respectively.

PRECISION INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

(dollars in thousands, except per share)

The Company is subject to a claim with a former employee which occurred in the normal course of business. The trial is set to take place in December 2020 and the Company’s estimate of the settlement value in this matter is in the range of $1,500 to $2,000. No liability has been recorded. In the opinion of management, the entire settlement will be covered by insurance, the insurance policies and related coverage are currently under review.

10.OFFICERS’ LIFE INSURANCE

Officer’s life insurance consists of a universal life policy insuring the life of one of the executive officers of the Company. The policy totaled approximately $6,400 as of December 31, 2019 and 2018. The cash surrender value of the policy at December 31, 2019 and 2018 was $261 and $216, respectively, which is included in other assets on the balance sheet. The policy is owned by the Company. In 2015, the policy was taken out on the majority shareholder pursuant to a stockholders’ agreement concerning repurchase of the corporate stock in the event of termination, disability, or death of a stockholder (see Note 11).

Annual premiums, net of increase in cash surrender value, are charged against general and administrative expenses.

Total premiums paid during the years ended December 31, 2019 and 2018, were approximately $204.

11.	BUY-SELL AGREEMENT

On November 17, 2015, the Company executed a Buy-Sell Agreement with certain shareholders of the Company.  Upon the death of the individual shareholder, the Company shall purchase all shares held within 120 days following the event. In the event a shareholder retires, the remaining shareholders may purchase from such retired shareholder those shares of stock, which the retired shareholder chooses to sell at the time of retirement.  In the event that the remaining shareholders fail to purchase the shares then the Company shall purchase all shares held by such retired shareholder within 120 days following retirement. Shares subject to this agreement include a total of 22,957 Class A voting shares and 2,475 Class B non-voting shares of the Company. The purchase price is based on the fair value of the shares to be sold as of the last day of the month immediately preceding the date of retirement or death, as determined by the Agreement. The Agreement for the majority shareholder is funded by life insurance policy purchased by the Company (See Note 10).

12.	ACQUISTION ACCOUNTING

On October 31, 2019, the Company entered into an asset purchase agreement to purchase certain assets from D.B. & S. Steel, LLC and the former owners for a purchase price of $2,100, which was paid at closing. No liabilities were assumed. The purchase agreement was accounted for in accordance with ASC 805, Business Combinations, using the acquisition method of accounting. Under the acquisition method of accounting, the assets acquired must be measured at their fair values as of the acquisition date. Goodwill is measured as a residual amount, and it is only recognized if the sum of the fair value of the consideration transferred and interests exceed the fair value of the acquired net assets.

The purchase price of $2,100 included $478 of fixed assets and the remaining $1,622 was for inventory. Since fixed assets and inventory were purchased at their fair value amounts, no goodwill was recorded as a result of the sale.

13.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events in accordance with ASC 855, Subsequent Events, through April 3, 2020 which is the date the financial statements were available to be issued. No material subsequent events that required recognition or additional disclosure in these financial statements were identified as a result of management evaluation.